UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2012

ASPEN INSURANCE HOLDINGS LIMITED

(Exact name of registrant as specified in its charter)

Bermuda	001-31909	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

141 Front Street

Hamilton HM 19

Bermuda

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (441) 295-8201

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance

Item 5.07 Submission of Matters to a Vote of Security Holders

On April 25, 2012, Aspen Insurance Holdings Limited held its annual general meeting. Proxies were solicited by our management in connection with our 2012 Annual General Meeting. The voting results are set out below and there were no broker non-votes.

(1) Proposal regarding the re-election of Messrs. Julian Cusack and Glyn Jones as Class II directors of the Company until 2015 and the election of Mr. Ronald Pressman as a Class III director of the Company until 2013.

Nominee	Votes For	Votes Withheld
Julian Cusack	59,373,556	4,778,513
Glyn Jones	60,922,690	3,229,379
Ronald Pressman	62,898,919	1,253,150

(2) Proposal regarding the Appointment of the Company’s Independent Registered Public Accounting Firm.

At the 2012 Annual General Meeting, the Shareholders voted to approve the appointment of KPMG Audit Plc (“KPMG”) as our independent registered public accounting firm for the fiscal year ending December 31, 2012, and have authorized the Company’s Board of Directors through the Audit Committee to set their remuneration.

	Votes For	Votes Against	Votes Abstained
KPMG	63,748,992	401,229	1,848

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN INSURANCE HOLDINGS LIMITED (Registrant)

Dated: April 26, 2012	By:	/s/ Julian Cusack
Name: Julian Cusack
Title: Chief Financial Officer

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